Exhibit 99.1

Miller Energy Resources’ Alaska Reserves increase 46% to over $1.2 Billion PV-10 (NYMEX)

HUNTSVILLE, TN – August 19, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller”) (NASDAQ Global Market: MILL) a high growth oil and natural gas exploration, production and drilling company, announced today that the value of its proved, probable and possible Alaska oil and gas reserves at July 31, 2010 has increased 46% from April 30, 2010 to over $1.2 billion, using present value of future cash flows before income taxes, discounted PV-10, and using a five year strip pricing scenario obtained from energy quotes as well as non-escalated costs of operations, i.e., prices and costs that were not escalated above current values (“NYMEX”).  PV-10 is a non-GAAP financial measure and should not be considered as an alternative to standardized measure of discounted future net cash flows as defined under generally accepted accounting principles (“GAAP”).

The $385 million increase in PV-10 valuation to $1.247 billion at July 31, 2010 in the value of the company's total reserves from fiscal year-end 2010 reflects an increase in both the quantity and value of the gas reserves in the company’s Alaska operation, Cook Inlet Energy, LLC (“Cook”).  Cook’s gas reserves increased by close to $170 million or 879% from quantities on April 30, 2010, as a result of the company’s successful drilling program, an increase in market pricing and an in depth analysis of Miller’s geological database.  While the quantity of Cook’s oil reserves remained relatively unchanged, the value of the company’s Alaska oil and gas reserves increased due to a rise in pricing since April 30, 2010 which accounted for $186 million of the increase at July 31, 2010.

Proved oil reserves in Alaska were 10.0 million barrels and total proved, probable and possible reserves were 17.3 million barrels.  Proved Alaska gas reserves were reported at 1.0 Bcf (billion cubic feet) and total proved, probable and possible reserves increased to 189.3 Bcf.  Total proved Alaska reserves were reported at 10.2 BOE and total proved, probable and possible Alaska reserves increased to 48.8 BOE (barrels of oil equivalent).

“I am extremely pleased to report the results of our latest reserve report,” said Scott M. Boruff, Miller Energy Resources’ CEO.  “One of the key components of our acquisition in Cook Inlet, Alaska last year was the vast geological database that had been developed by the previous owners. In addition to restoring production to first year target levels well ahead of schedule, the Miller team in Alaska has been working diligently to better understand and classify the true extent of our prospects through in-depth analysis of our geological database.  The latest reserve report reflects the results of this effort. This is another example of excellence at Miller as we continue to execute our ambitious business plan moving forward while adding long term value for our shareholders.”

The reserve report on the company's Alaskan reserves as of July 31, 2010 was prepared by third party engineering consultants, Ralph E. Davis Associates, Inc.

About Miller

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Alaska and Knoxville, Tennessee.  The company’s common stock is listed on the NASDAQ Stock Market under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources’ reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended April 30, 2010.  Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

Supplemental Non-GAAP Measures

This release contains certain financial measures that are non-GAAP measures. We have provided reconciliations within this release of the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, measures of financial performance prepared in accordance with GAAP that are presented in this release.

PV-10

The present value of our proved reserves, discounted at 10% (“PV-10”), was estimated at $391.7 at July 31, 2010, and was calculated based on the first-of-the-month, twelve-month average prices for natural gas and oil, and using the initial prices of $7.48 per MMBtu of natural gas and $79.25 per Bbl of oil, respectively.

PV-10 is our estimate of the present value of future net revenues from proved oil and gas reserves after deducting estimated production and ad valorem taxes, future capital costs and operating expenses, but before deducting any estimates of future income taxes. The estimated future net revenues are discounted at an annual rate of 10% to determine their “present value.” We believe PV-10 to be an important measure for evaluating the relative significance of our oil and gas properties and that the presentation of the non-GAAP financial measure of PV-10 provides useful information to investors because it is widely used by professional analysts and investors in evaluating oil and gas companies. Because there are many unique factors that can impact an individual company when estimating the amount of future income taxes to be paid, we believe the use of a pre-tax measure is valuable for evaluating Miller. We believe that PV-10 is a financial measure routinely used and calculated similarly by other companies in the oil and gas industry.

The following table reconciles PV-10 to our standardized measure of discounted future net cash flows, the most directly comparable measure calculated and presented in accordance with GAAP. PV-10 should not be considered as an alternative to the standardized measure as computed under GAAP.

As of July 31,
2010
(in thousands)

PV-10	$1,246
Less income taxes:
Undiscounted future income taxes	(513)
10% discount factor	300
Future discounted income taxes	(213)

Standardized measure of discounted future net cash flows	$1,033

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: (865) 223-6575

Fax: (865) 691-8209

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com